UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2011

Peoples Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24169	52-2027776
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620
(Address of principal executive offices) (Zip Code)

(410) 778-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Peoples Bancorp, Inc. (the “Company”) held on May 18, 2011, the stockholders voted on (i) the election of 12 director nominees (Proposal 1), and (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2011 (Proposal 2).  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below:

Proposal 1 - To elect 12 individuals to serve as directors until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Director Nominee	For	Withheld	Abstain	Broker Non-Votes
E. Jean Anthony	510,347	500	4,506	24,112
Robert W. Clark, Jr.	510,347	500	4,506	24,112
LaMonte E. Cooke	510,347	500	4,506	24,112
Gary B. Fellows	510,347	500	4,506	24,112
Herman E. Hill, Jr.	510,347	500	4,506	24,112
Patricia Joan Ozman Horsey	507,685	3,162	4,506	24,112
P. Patrick McClary	510,347	500	4,506	24,112
Alexander P. Rasin, III	509,225	1,622	4,506	24,112
Stefan R. Skipp	510,347	500	4,506	24,112
Thomas G. Stevenson	510,347	500	4,506	24,112
Elizabeth A. Strong	510,047	800	4,506	24,112
William G. Wheatley	510,347	500	4,506	24,112

Proposal 2 - To ratify the appointment of Rowles & Company, LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

For	Against	Abstain	Broker Non-Votes
529,172	5,964	0	4,329

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES BANCORP, INC.

Dated: May 23, 2011	By:	/s/ Thomas G. Stevenson
Thomas G. Stevenson
President, CEO and CFO